                                   EXHIBIT A

     AGREEMENT dated as of October 9, 1998 by and among Donald A. Yacktman ("Yacktman"), Carolyn Z. Yacktman (the "Trustee") and the Yacktman Family Trust (the "Trust").

     WHEREAS, in accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     Each of Yacktman, Trustee and Trust does hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock of 1-800 CONTACTS, INC., and does hereby further agree that said Statement shall be filed on behalf of each of Yacktman, Trustee and Trust. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of 1-800 CONTACTS, INC.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              YACKTMAN FAMILY TRUST

                              By:     /s/ Carolyn Z. Yacktman
                                     ------------------------
                              Name:  Carol Z. Yacktman
                              Title: Trustee


                               /s/ Donald A. Yacktman
                              ------------------------
                                   Donald A. Yacktman


                               /s/ Carolyn Z. Yacktman
                              ------------------------
                                   Carolyn Z. Yacktman

                              Page 10 of 10 Pages